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                                                                     EXHIBIT 8.3

                                                                   [  ] MAY 2002

TYCO INTERNATIONAL LTD.
THE ZURICH CENTRE, SECOND FLOOR
90 PITTS BAY ROAD
PEMBROKE HM 08
BERMUDA

TYCO INTERNATIONAL LTD. (THE "COMPANY")--REGISTRATION STATEMENT ON FORM S-4 REGISTRATION NO 333-76430

    We have acted as attorneys in Bermuda for the Company in connection with the proposed merger (the "Merger") of McGrath RentCorp ("McGrath") with Tyco Acquisition Corp. 33 ("Tyco Acquisition"), a direct wholly owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger by and between Tyco Acquisition and McGrath dated as of December 20, 2001 (the "Merger Agreement").

    In connection therewith, we have reviewed the discussion on the Bermuda tax consequences of the Merger set forth under the caption "Bermuda Tax Consequences" (the "Discussion") in the draft Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") which is to form part of the Registration Statement on Form S-4 Registration No. 333-76430 (the "Registration Statement") to be filed by the Company with the United States Securities and Exchange Commission.

    In rendering our opinion, we have examined a draft of the Proxy
Statement/Prospectus emailed to us on [        ] 2002, the Merger Agreement and
originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company maintained at its registered office in Bermuda as we have deemed necessary or appropriate in connection with this opinion. Terms not otherwise defined herein have the meanings assigned to them in the Proxy Statement/Prospectus.

    In stating our opinion we have assumed, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, notarised or photostatic copies, the genuineness of all signatures on such documents, that the factual statements in the Proxy Statement/Prospectus and in the Merger Agreement are accurate and that when filed the Proxy Statement/Prospectus will not differ in any material respect from the draft which we have examined.

    It is our opinion that the Bermuda tax consequences of the delivery of the Common Shares and/or cash to the McGrath shareholders in exchange for McGrath common stock pursuant to the Offer and the Merger are as set forth in the Discussion. Our opinion is limited to such matters as of its date, is to be governed by and construed in accordance with the laws of Bermuda and we express no opinion as to the laws of any other territory or jurisdiction.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Bermuda Tax Consequences" in the Proxy Statement/ Prospectus.

YOURS FAITHFULLY